EXHIBIT 3(ii).1

          AMENDMENTS TO BY-LAWS OF GLOBAL MARINE INC.
                 (Effective November 14, 1996)


     Sections II-2, II-4, III-1, III-5, III-8, and IV-1 of the By-laws of Global Marine Inc. shall be amended in their entirety to change said sections from the old version to the new version, in each case, as indicated below:


OLD VERSION:

SECTION II-2 DATE, TIME, AND PURPOSE OF ANNUAL MEETING: The Annual Meeting of Stockholders shall be held at such date and time as may be determined by the Board of Directors. In the event that the Board does not set a date and time, such meeting shall be held at 11:00 o'clock a.m. on the fourth Wednesday in May of each year if not a legal holiday, and if a legal holiday, then at the same time on the next business day following. At such annual meeting the stockholders shall elect a Board of Directors, and shall transact such other business as may properly be brought before the meeting.

NEW VERSION:

SECTION II-2 DATE, TIME, AND PURPOSE OF ANNUAL MEETING: The Annual Meeting of Stockholders shall be held at such date and time as may be determined by the Board of Directors. In the event that the Board does not set a date and time, such meeting shall be held at 11:00 a.m. on the fourth Wednesday in May of each year if not a legal holiday, and if a legal holiday, then at the same time on the next business day following. At such annual meeting the stockholders shall elect directors and shall transact such other business as may properly be brought before the meeting.


OLD VERSION:

SECTION II-4 STOCKHOLDER LIST: The officer who has charge of the stock ledger of the corporation shall prepare and make at least ten days before every election of directors, a complete list of the stockholders entitled to vote at said election, arranged in alphabetical order, showing the address of and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the election, either at a place within the city, town or village where the election is to be held, and which place shall be specified in the notice of the meeting, or, if not specified, at the place where said meeting is to be held, and the list shall be produced and kept at the time and place of election during the whole time thereof, and subject to the inspection of any stockholder who may be present.

NEW VERSION:

SECTION II-4 STOCKHOLDER LIST: The officer who has charge of the stock ledger of the corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at said meeting, arranged in alphabetical order, and showing the address of and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held, and the list shall be produced and kept at the time and place of the meeting during the whole time thereof, and subject to the inspection of any stockholder who is present.


OLD VERSION:

SECTION III-1  NUMBER, QUALIFICATION, ELECTION AND TERM OF OFFICE:
The exact number of directors, within the limits stated in the Certificate of Incorporation, shall be determined by resolution or resolutions passed by a majority of the whole Board of Directors. If it is proposed to reduce the authorized number of directors below five (5), the vote of stockholders holding more than eighty percent (80%) of the voting power shall be necessary for such reduction. No person shall serve as a director of this corporation who at the time of his or her election has reached his or her 70th birthday unless such person was elected as a director at the annual meeting of holders of common stock of this corporation held on May 18, 1979, in which case such person shall be entitled to serve as a director without regard to any limitation of age. Directors need not be stockholders.

NEW VERSION:

SECTION III-1  NUMBER, QUALIFICATION, ELECTION, AND TERM OF OFFICE:
The exact number of directors, within the limits stated in the Certificate of Incorporation, shall be determined by resolution or resolutions passed by a majority of the whole Board of Directors. If it is proposed to reduce the authorized number of directors below five (5), the vote of stockholders holding more than eighty percent (80%) of the voting power shall be necessary for such reduction. No person shall serve as a director of this corporation who at the time of his or her election has reached his or her 70th birthday unless such person was elected as a director at the annual meeting of holders of common stock of this corporation held on May 18, 1979, in which case such person shall be entitled to serve as a director without regard to any limitation of age. Each director shall serve for a term of office within the limits stated in the Certificate of Incorporation. Directors need not be stockholders.


OLD VERSION:

SECTION III-5  SPECIAL MEETINGS; TELEPHONIC MEETINGS PERMITTED:
Special meetings of the Board may be called by the President on reasonable notice to each director, either personally, by telephone, by mail or by telegram; special meetings shall be called by the President or Secretary in like manner and on like notice on the written request of two directors. Unless otherwise restricted by the Certificate of Incorporation or these By-laws, members of the Board of Directors, or any committee designated by the Board, may participate in a meeting of the Board or of such committee, as the case may be, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this provision shall constitute presence in person at such meeting.


NEW VERSION:

SECTION III-5  SPECIAL MEETINGS; TELEPHONIC MEETINGS PERMITTED:
Special meetings of the Board may be called by the President on reasonable notice to each director, which notice may be written, oral, or by any other mode of notice; special meetings shall be called by the President or Secretary in like manner and on like notice on the written request of two directors. Unless otherwise restricted by the Certificate of Incorporation or these By-laws, members of the Board of Directors, or any committee designated by the Board, may participate in a meeting of the Board or of such committee, as the case may be, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this provision shall constitute presence in person at such meeting.


OLD VERSION:

SECTION III-8 COMMITTEES - FORMATION AND POWERS: The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of two or more of the directors of the corporation, which, to the extent provided in the resolution, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the corporation and may authorize the seal of the corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors.

NEW VERSION:

SECTION III-8 COMMITTEES - FORMATION AND POWERS: The Board of Directors may designate one or more committees, each committee to consist of two or more of the directors of the corporation, which, to the extent provided by the Board, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the corporation and may authorize the seal of the corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be determined from time to time by the Board of Directors. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, and in the absence of a designation by the Board of Directors of an alternate member to replace the absent or disqualified member, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any absent or disqualified member.

OLD VERSION:

SECTION IV-1 NOTICES: Whenever under the provisions of these By-laws, notice is required to be given to any stockholder, director, or officer, such notice, unless otherwise provided, may be given personally, or it may be given in writing by depositing the same in the post office or letterbox in a postpaid sealed envelope, or it may be telegraphed, addressed to such stockholder, director, or officer, at such address as appears on the books of the corporation, or in default of other address, to such stockholder, director, or officer at the general post office in the City of Wilmington, County of New Castle, Delaware, and such notice shall be deemed to be given at the time when the same shall be thus mailed or telegraphed.

NEW VERSION:

SECTION IV-1 NOTICES: Whenever under the provisions of these By-laws notice is required to be given to any stockholder, director or officer, such notice may be written, oral or by any other mode of notice unless otherwise provided by law, the Certificate of Incorporation or these By-laws. If given by United States mail, notice is given when deposited in the United States mail, postage prepaid, directed to such stockholder, director, or officer at his address as it appears on the records of the corporation, or in default of other address, to such stockholder, director, or officer at the general post office in the City of Wilmington, County of New Castle, Delaware.